Exhibit 10.7

SUBLEASE

Dated:	March 14, 2005

“Sublandlord”:	FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation

“Subtenant”:	INNOVIVE PHARMACEUTICALS, INC., a Delaware corporation

“Sublease Premises”:	The entire twenty-fifth (25th) floor of the Building containing five thousand five hundred twenty-six (5,526) rentable square feet of space as stipulated and agreed to by Sublandlord and Subtenant.

“Sublease Term”:	The Sublease Term shall mean the period commencing on the first business day after the Master Landlord’s consent to this Sublease is obtained as required by Section 3.02 below and delivered to Sublandlord and Subtenant (the “Sublease Commencement Date”), and expiring on August 30, 2012 (the “Sublease Expiration Date”).

“Building”:	555 Madison Avenue, New York, New York

“Master Landlord”:	Rodney Company, N.V., Inc.

“Master Lease”:	The Agreement of Lease dated April 26, 2002, a copy of which is attached hereto as Exhibit A.

RECITALS:

A.   Sublandlord, as tenant, leases the Sublease Premises from Master Landlord under the Master Lease.

B.   Subtenant wants to sublease from Sublandlord, and Sublandlord wants to sublease to Subtenant, the Sublease Premises.

NOW, THEREFORE, in consideration of the recitals above and the promises below, the parties hereto agree as follows:

SUBLEASE AGREEMENT

ARTICLE I
INCORPORATION OF MASTER LEASE

1.01   Incorporation of Master Lease.   The definitions set forth on the first page of this Sublease as well as the Recitals set forth above hereby are incorporated into this Sublease by this reference. In addition, the terms and provisions of the Master Lease hereby are incorporated into this Sublease by this reference (such terms and provisions to be construed with necessary modifications as the context requires). As between Sublandlord and Subtenant only, all provisions of the Master Lease are subject to the express provisions of this Sublease, and any inconsistency between a provision of this Sublease and a provision of the Master Lease shall be resolved by reference to this Sublease unless otherwise stated. Notwithstanding the foregoing, Sublandlord and Subtenant expressly agree that the following terms, covenants and conditions of the Master Lease are expressly excluded from this Sublease: Articles 34, 41, 48, 49, 53, 56, 60, 67, Exhibit C, and Exhibit D. In addition, with respect to Subtenant’s obligations under Section 57 of the Master Lease, Sublandlord and Subtenant expressly acknowledge and agree that (i) Subtenant shall not be required to pay more than Fifty Thousand Dollars ($50,000.00) with respect to any one alteration or capital improvement for which the “Tenant” is required to pay its Proportionate Share (a “Qualified Alteration”), and (ii) Subtenant shall not be required to pay more than One Hundred Thousand Dollars in the aggregate with respect to Qualified Alterations during the Sublease Term.

1.02   Binding Effect of Master Lease.   Subtenant agrees, for the benefit of Sublandlord and Master Landlord, to abide by and perform all of the terms and provisions set forth in the Master Lease pertaining to the Sublease Premises, except as otherwise expressly provided by this Sublease. Subtenant shall neither commit nor permit to be committed on the Sublease Premises any act or omission that in any way violates any term or condition of the Master Lease.

1.03   Maintenance of Master Lease.   Sublandlord agrees to maintain the Master Lease in full force and effect during the Sublease Term, subject however to any earlier termination of all or any part of the Master Lease without the fault or voluntary acts or omissions of Sublandlord. If the Master Lease is terminated for any reason, then this Sublease shall terminate as, when, and to the extent the Master Lease is terminated.

1.04   Obligations of Master Landlord.   Subtenant agrees that no failure or delay on the part of Master Landlord to supply any service, make any repair or take any action required under the Master Lease shall constitute a default by Sublandlord under this Sublease, constitute a constructive eviction, give rise to a claim against Sublandlord for damages or otherwise constitute a breach of this Sublease by Sublandlord.

Notwithstanding anything in this Sublease to the contrary, Sublandlord agrees to cooperate with Subtenant, at no cost or expense to Sublandlord other than those costs or expenses paid by Subtenant, in (i) obtaining for Subtenant any consent of Master Landlord sought by Subtenant for any action for which the Master Lease requires Master Landlord’s consent and (ii) delivering any notice to Master Landlord as required by any provision of the Master Lease including, without limitation, promptly forwarding any request made by Subtenant to Master Landlord for services, or consent or approval, and upon receipt from Subtenant, providing Master Landlord with all information required (or that Master Landlord may reasonably request) regarding such request. In the event Subtenant shall obtain the consent of Master Landlord with respect to a matter requiring the consent of Master Landlord under the Master Lease, then provided such matter does not impose any additional obligation, duty or liability upon Sublandlord, then, and in such event, Sublandlord shall automatically be deemed to have given its consent to such matter under this Sublease. In the event such matter does impose any additional obligation, duty or liability upon Sublandlord, Sublandlord shall not unreasonably withhold, delay or condition its consent provided that Subtenant agrees as a condition of such consent, at its sole cost and expense, to fulfill any such obligation or duty and incur any such liability.

If Master Landlord defaults in any obligation to Sublandlord regarding the Sublease Premises, then Sublandlord shall not, except as and to the extent set forth in this paragraph, be obligated to bring any action or proceeding or to take any other steps to enforce Sublandlord’s rights against Landlord. Sublandlord shall cooperate, at no cost to Sublandlord, in seeking to obtain Master Landlord’s performance under the Master Lease. Upon Subtenant’s written request, Sublandlord shall make written demand upon Master Landlord to perform Master Landlord’s obligations regarding the Master Lease as it pertains to the Sublease Premises. If, after Subtenant makes such demand, Master Landlord’s grace period, if any, under the Master Lease expires and Master Landlord fails or refuses to perform Master Landlord’s obligations under the Master Lease, then Subtenant shall have the right to proceed against the Master Landlord in Subtenant’s own name. All rights of Sublandlord under the Master Lease necessary for that purpose shall be, and hereby are, conferred upon and transferred to Subtenant. Subtenant shall be subrogated to such rights to the extent that they apply to the Sublease Premises. If Subtenant cannot proceed against Master Landlord in Subtenant’s name because of lack of privity, nonassignability, or any other reason, Subtenant shall have the right, at its sole cost and expense, to proceed against Master Landlord in Sublandlord’s name. Sublandlord shall execute all documents and take all actions that Subtenant reasonably requests in connection therewith. To the extent that, as a result of Master Landlord’s default under the Master Lease affecting the Sublease Premises, Sublandlord recovers any sum from Master Landlord or is entitled to any abatement, credit, set-off, or offset, such recovery, or the benefit thereof, then such sum, abatement, credit, set-off or offset applicable to the Subleased Premises shall belong exclusively to Subtenant.

ARTICLE 2
SUBLEASE PREMISES

2.01   Sublease Premises.   Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, subject to the terms and conditions herein contained.

2.02   Condition of Sublease Premises.   On the Sublease Commencement Date, Sublandlord shall deliver the Sublease Premises to Subtenant in its “as-is”“where-is” condition as of the date hereof.

2.03   Building Common Areas.   Subtenant shall have the right, in common with others, to reasonable use of the common areas of the Building (including, without limitation, elevators, corridors, restrooms and walkways), as and to the extent permitted, and subject to the rules and regulations imposed, by Master Landlord under the Master Lease.

ARTICLE 3
TERM

3.01   Term.   This Sublease shall be in full force and effect as of the date first written above. The Sublease Term shall commence on the Sublease Commencement Date and shall expire on the Sublease Expiration Date, unless this Sublease is sooner terminated as provided herein. For purposes of this Sublease, the term “Sublease Year” shall mean each period of twelve (12) full calendar months beginning on the first day of the month in which the Rent Commencement Date (defined below) occurs (“Commencement Month”) and ending on the last day of the twelfth (12th) month following the Commencement Month. However, the Expiration Date shall not change, and the last Sublease Year of the Sublease Term shall end on the Expiration Date, regardless of whether the last Sublease Year is thereby less than twelve (12) full calendar months.

3.02   Master Landlord Consent to Sublease.   Sublandlord and Subtenant each acknowledge and agree that this Sublease is subject to the written consent of Master Landlord in the form attached hereto as Exhibit “D”. If such written consent shall not be obtained on or before March 15, 2005, at anytime prior to receipt of such written consent, either Sublandlord or Subtenant shall have the right to terminate this Sublease in which event Sublandlord shall promptly return any deposits and prepaid rents to Subtenant and this Sublease shall be deemed cancelled and terminated and neither of the parties hereto shall have any liability to the other. Sublandlord shall be solely responsible for the Sublease Premium (as defined in Section 46J. of the Master Lease), if any, due to Master Landlord in connection with this Sublease.

ARTICLE 4
RENT

4.01   Base Rent.   Commencing on April l, 2005 (the “Rent Commencement Date”) and continuing for the remainder of the Sublease Term, Subtenant covenants and agrees to pay to Sublandlord annual “Base Rent” for the Sublease Premises in accordance with the schedule set forth below:

Sublease Year	Base Rent Annual	Base Rent Monthly

One	$209,988.00	$17,499.00
Two	$209,988.00	$17,499.00
Three	$209,988.00	$17,499.00
Four	$209,988.00	$17,499.00
Five	$209,988.00	$17,499.00
Six	$221,040.00	$18,420.00
Seven	$221,040.00	$18,420.00
Eight*	$221,040.00	$18,420.00

*The Eighth Sublease Year is a partial Sublease Year expiring on August 30, 2012.

The term “Rent” as used in this Sublease, unless otherwise stated, shall mean the Base Rent set forth in this Section 4.01, plus all additional amounts payable by Subtenant hereunder (“Additional Rent”), and Sublandlord shall have all rights and remedies for nonpayment of Additional Rent as it has for non-payment of Base Rent.

4.02   Prorated Rent.   In the event this Sublease commences or ends on some date other than the first or last day of a calendar month, all rent for that month shall be prorated on the basis of a thirty (30) day month to reflect the actual number of days during that month in the Sublease Term.

4.03   Payment of Rent.   Base Rent hereunder shall be payable in equal monthly installments, in advance, on or before the first (1st) day of each calendar month during the Sublease Term, and shall be payable to Sublandlord in lawful money of the United States at the address stated in this Sublease (or at such other place as Sublandlord may designate in writing). Concurrent with the execution of this Sublease, Subtenant shall deposit with Sublandlord the Base Rent for the initial full calendar month during the Sublease Term.

4.04   Additional Rent Under the Master Lease.   Commencing on January 1, 2006 and continuing for the remainder of the Sublease Term, Subtenant shall pay to Sublandlord as Additional Rent (x) the amount by which Tenant’s Operating Payment for each Escalation Year (as such terms are defined in Section 40 of the Master Lease) exceeds Tenant’s Operating Payment for the 2005 calendar year and (y) the amount by which Tenant’s Tax Payment for each Escalation Year exceeds Tenant’s Tax Payment for the 2005 calendar year. Subtenant shall pay such amounts to Sublandlord within ten (10) days of billing therefor by Sublandlord, which invoice shall be accompanied by a copy of Master Landlord’s annual statement under the Master Lease. In the event Master Landlord shall bill Sublandlord for increases in Operating Expenses and Real Estate Taxes under the Master Lease on an estimated basis, Subtenant shall pay its prorata share of the estimated payment on a monthly basis (adjusted to reflect the calendar year 2005 base) concurrent with the payment of the Monthly Base Rent for such month. In the event that Master Landlord shall refund to Sublandlord any overpayment of Tenant’s Operating Payment or Tenant’s Tax Payment which relate to payments made during the Sublease Term, such refunds shall be taken into consideration in determining the Tenant’s Operating Payment and the Tenant’s Tax Payment for purposes of this Section 4.04 and the parties shall promptly make such adjustments as appropriate. Subtenant’s and Sublandlord’s obligations hereunder shall expressly survive any expiration or termination of this Sublease.

4.05   Security Deposit.   Concurrent with its execution of this Sublease Agreement, Subtenant shall deliver to Sublandlord, as security for Subtenant’s faithful payment of rent and performance of all Subtenant’s other obligations hereunder, a security deposit in an amount equal to One Hundred Four Thousand Nine Hundred Ninety-Four and No/100 Dollars ($104,994.00) (the “Security Deposit”). Sublandlord shall not be required to pay any interest on the Security Deposit. Sublandlord shall be entitled to draw upon the Security Deposit, and use, apply and retain the proceeds thereof, to satisfy any of Subtenant’s unperformed monetary and/or non-monetary obligations under the Sublease in cases where the Subtenant has failed to remedy or cure such obligation within any applicable cure periods provided under this Sublease or the Master Lease (as the case may be). If Sublandlord so draws upon the Security Deposit, or uses, applies or retains the proceeds thereof, Subtenant shall, within ten (10) days following demand, tender to Sublandlord cash in an amount sufficient to restore the Security Deposit to the full amount required under this Section 4.05. Sublandlord shall return any unapplied proceeds of the Security Deposit to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease.

Subtenant shall have the right to deliver to Sublandlord an unconditional, irrevocable letter of credit (the “Letter of Credit”) in substitution for the cash Security Deposit, subject to the following terms and conditions. Such letter of credit shall be (a) in form and substance substantially in the form attached hereto as Exhibit C; (b) at all times in the amount of the Security Deposit, and shall permit multiple draws without a corresponding reduction in the aggregate amount of the Letter of Credit; (c) issued by a commercial bank reasonably acceptable to Sublandlord from time to time and located in the New York, New York metropolitan area; (d) payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating that Subtenant is in default under this Sublease beyond the applicable cure period (provided, however that in the event that a notice of default to Subtenant may not be lawfully given by Sublandlord, then Sublandlord shall be entitled to draw thereunder upon presentment of a certificate stating that a notice of default cannot be lawfully given and that Subtenant has failed to timely pay or perform an obligation of the Subtenant under this Sublease); (e) of a term not less than one year; and (f) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the thirtieth (30th) day after the expiration of the Sublease Term, or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Sublease to the contrary, any cure or grace periods set forth in this Sublease shall not apply to any of the foregoing, and, specifically, if Subtenant fails to timely comply with the requirements of subsection (f) above, then Sublandlord shall have the right to immediately draw upon the letter of credit without notice to Subtenant and apply the proceeds to the Security Deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Sublandlord in its sole and absolute discretion. Each Letter of Credit contemplated hereunder shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Sublandlord in its reasonable discretion. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Sublandlord shall have the right to require that Subtenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this section, and Subtenant’s failure to obtain such substitute Letter of Credit within ten (10) days following Sublandlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Sublease to the contrary) shall entitle Sublandlord to immediately draw upon the then-existing Letter of Credit in whole or in part, without notice to Subtenant. In the event the issuer of any Letter of Credit held by Sublandlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this section, and, within ten (10) days thereof, Subtenant shall replace such Letter of Credit with a Letter of Credit issued by an institution which satisfies the foregoing requirements (and Subtenant’s failure to do so within said ten (10) days shall, notwithstanding anything in this Sublease to the contrary, constitute a Default under the Sublease without the requirement for any further notice hereunder). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Subtenant’s sole risk and shall not relieve Subtenant of its obligations hereunder with respect to the Security Deposit.

Notwithstanding anything in this Sublease to the contrary (including, without limitation, any cure or grace periods set forth in this Sublease), any failure by Subtenant to timely renew or replace said Letter of Credit and any failure by Subtenant to timely deliver to Sublandlord in writing proof of such renewal or replacement shall be deemed a Default hereunder by Subtenant, without the necessity for further notice to Subtenant, entitling Sublandlord to immediately draw upon such Letter of Credit in the full amount thereof. At all times during the Sublease Term, Sublandlord shall be entitled to draw upon the entire amount of such Letter of Credit to cure any outstanding Default. In the event that Sublandlord draws upon the Letter of Credit by reason of Subtenant’s failure to timely renew or replace the Letter of Credit, the proceeds thereof (except for any portion thereof necessary to cure any other Default by Subtenant, if any) shall constitute a cash Security Deposit hereunder, and shall be held in accordance with the terms of the foregoing provisions.

In the event Sublandlord transfers or assigns the Sublease, Sublandlord shall simultaneously transfer the security deposit to the transferee or assignee along with such transfer or assignment. In the event the security deposit is in the form of a Letter of Credit, Subtenant shall pay all transfers costs imposed by the issuer of such Letter of Credit.

4.06   Late Payments.   In the event any monthly Base Rent payment, Additional Rent payment or any other payment due from Subtenant hereunder is not paid within ten (10) days after it is due, Subtenant shall also pay to Sublandlord a late fee of five percent (5%) of such delinquent payment. Unpaid monthly Base Rent and Additional Rent shall also bear interest at the rate of twelve percent (12%) per annum from the date due until paid in the event any such sums are not paid within five (5) days from the date due hereunder. The aforesaid late charges and interest are intended to compensate Sublandlord for its costs arising by reason of any such late payment and are not intended to constitute a waiver by Sublandlord of any other right or remedy available to Sublandlord arising by reason of Subtenant’s failure to timely perform its monetary obligations hereunder.

ARTICLE 5
SERVICES AND ELECTRICITY

5.01   Services.   The Sublease Premises will be supplied with the services described in the Master Lease, to the extent applicable to the Sublease Premises, at the times and in the manner provided by Master Landlord, subject to the limitations and restrictions stated in the Master Lease. Sublandlord shall not be liable for any interruption or failure of utility services to the Sublease Premises (including, without limitation, heating, ventilation and air conditioning (“HVAC”)) resulting from any cause beyond the reasonable control of Sublandlord and Subtenant shall not be entitled to an abatement of rent under this Sublease or permitted to offset against the rent under this Sublease, except to the extent that Sublandlord is entitled to an abatement of rent under the Master Lease or is permitted to offset the rent under the Master Lease, as applicable; provided, however, if the cause of such interruption or failure is the act or omission of Master Landlord, Sublandlord agrees to use reasonable efforts to cause Mater Landlord to cure such interruption or failure in accordance with the terms and provisions of Section 1.04 of this Sublease.

5.02   Electricity.   Subtenant expressly recognizes and agrees that Subtenant shall be required to pay for all electricity consumed in the Sublease Premises in accordance with the provisions of Section 44 of the Master Lease.

ARTICLE 6
MAINTENANCE AND REPAIRS

6.01   Maintenance and Repairs.   Subtenant shall assume all of Sublandlord’s obligations under the Master Lease first accruing after the Sublease Commencement Date in relation to maintenance and repair of the Sublease Premises, payment of taxes relating to Subtenant’s business and compliance with all laws, ordinances, rules and regulations. Subtenant shall not be responsible for any restoration obligations arising by reason of the installation of any alterations by Sublandlord within the Sublease Premises, but shall be responsible for any restoration obligations arising by reason of any alterations installed by Subtenant in the Sublease Premises.

6.02   Surrender of Sublease Premises.   At the expiration or sooner termination of the Sublease Term, Subtenant shall surrender the Sublease Premises in the same condition as they were in on the Sublease Commencement Date, except that Subtenant shall not be required to remove any alterations to the Sublease Premises which Master Landlord has agreed expressly in writing do not require removal at the expiration of the Master Lease. Subtenant shall arrange for a joint inspection of the Sublease Premises by Sublandlord, Subtenant and Master Landlord prior to Subtenant vacating the Sublease Premises.

ARTICLE 7
USE OF SUBLEASE PREMISES

7.01   Use.   Subtenant shall use the Sublease Premises for general office purposes, executive and administrative offices and for uses ancillary thereto only, and shall comply with all laws, rules and requirements applicable to Subtenant’s conduct of its business and its use and occupancy of the Sublease Premises. Subtenant shall not conduct any activities in the Sublease Premises that would materially increase Sublandlord’s risks, liabilities (in relation to Hazardous Materials (as defined in the Master Lease) or otherwise) or insurance rates, without first obtaining Sublandlord’s consent in writing, and shall neither commit nor permit waste or nuisance on or about the Sublease Premises.

7.02   Condition of Sublease Premises.   Sublandlord shall provide the Sublease Premises to Subtenant at the Sublease Commencement Date in “broom-clean” condition, and Subtenant otherwise accepts the Sublease Premises in the “as-is, where-is” condition existing as of the date hereof, and acknowledges that Sublandlord has made no representations or warranties as to the suitability of the Sublease Premises for the conduct of Subtenant’s business and acknowledges further that Sublandlord is under no obligation to construct or install any alterations or improvements in or to the Sublease Premises.

7.03   Compliance with Laws Regarding Use.   Subtenant shall, at its own expense, promptly comply with all applicable Federal, state and local laws, statutes, rules and regulations of any kind (collectively, “Laws”) in effect during the Sublease Term regulating Subtenant’s use of the Sublease Premises. Subtenant shall be solely responsible for obtaining or maintaining any and all permits, licenses and/or approvals necessary to the conduct of its business in the Sublease Premises, except that Subtenant shall not be responsible for obtaining a certificate of occupancy for the Building. Subtenant shall neither use nor permit the use of the Sublease Premises in any manner that will or could violate any applicable Federal, state and local laws, statutes, rules and regulations or the provisions of the Master Lease. Sublandlord represents and warrants that as of the date hereof it has not received any notices of violations (the “Violation Notices”) of any Laws, including, without limitation, any Laws governing Hazardous Materials (as defined in the Master Lease) with respect to the Sublease Premises.

7.04   Modification of Sublease Premises.   Subtenant shall not make, install, alter, construct, remove or demolish any alterations or any other installations, additions, improvements or modifications of any kind in the Sublease Premises or the Building (collectively, “Modifications”) without the prior written consent of Sublandlord and Master Landlord, it being expressly recognized and agreed that Sublandlord’s consent shall not be required for the initial alterations Subtenant intends to install in the Sublease Premises. Any such Modifications made by Subtenant shall be made in accordance with the Master Lease.

7.05   Right of Entry.   Subtenant shall permit Master Landlord and Sublandlord or their respective representatives to enter the Sublease Premises at all reasonable times, upon reasonable prior notice except in case of emergency, when no notice shall be required, to inspect, make necessary repairs without unreasonable disruption of Subtenant’s business.

7.06   Covenants of Subtenant.   Subtenant agrees to pay the rent herein reserved, to abide by, observe and perform all of the terms, covenants and conditions of this Sublease, and to surrender the Sublease Premises to Sublandlord on the expiration or sooner termination of this Sublease in the condition required hereunder. Subtenant shall abide by the provisions of the Master Lease as applicable, and by the rules and regulations established by Master Landlord from time to time.

7.07   Hazardous Materials.   Subtenant shall not bring nor allow to be brought into the Building or the Sublease Premises any hazardous or toxic materials (including, without limitation, any Hazardous Materials (as defined in the Master Lease)). Subtenant shall comply with, observe and be bound by, and assume all responsibility for, all of the covenants of Sublandlord as tenant under the Master Lease concerning any hazardous and/or toxic materials brought to the Sublease Premises during the Sublease Term by Subtenant or any of its officers, employees, agents, contractors, subcontractors, consultants, representatives or guests (collectively, the “Subtenant Parties”). Subtenant shall indemnify, defend and hold Sublandlord harmless from any claims, loss, expenses or damages resulting from or arising out of any breach of the provisions of this Section 7.07 by any Subtenant Parties. Subtenant’s obligations under this Section 7.07 shall survive the expiration or earlier termination of this Sublease.

7.08   Mechanic’s Liens.   If any mechanic’s lien is filed against the Sublease Premises, or the real property of which the Sublease Premises are a part, for work claimed to have been done for or materials claimed to have been furnished to Subtenant, within twenty (20) days after Subtenant receives written notice thereof, Subtenant shall discharge such lien by the payment in full thereof or by posting a bond under applicable law. If Subtenant shall fail to discharge such mechanic’s lien on time, Sublandlord may, at its option, discharge such lien, in which event Subtenant shall reimburse Sublandlord upon demand for the reasonable cost of doing so, and any such amount shall be Additional Rent and may be collected and enforced in same manner as rent. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, loss, reasonable expenses and damages resulting from or arising out of any alterations, additions or improvements in the Sublease Premises by or on behalf of Subtenant or the related filing of any mechanic’s lien against the Sublease Premises or the Building (including, without limitation, any claims asserted by Master Landlord against Sublandlord in respect thereof).

ARTICLE 8
INDEMNITIES, INSURANCE AND CASUALTY

8.01   Subtenant’s Indemnity.   Subtenant shall indemnify and hold Sublandlord and Master Landlord harmless from and against liabilities, penalties, losses, damages, costs and reasonable expenses (including reasonable attorneys’ fees), demands, causes of action, claims or judgments (collectively, “Claims”) arising out of personal injury, death or property damage occurring in, on, or about the Sublease Premises or any part thereof or occasioned by any act or omission of Subtenant, its officers, employees, agents, licensees, contractors or invitees. The foregoing indemnity of Sublandlord by Subtenant shall also extend to Claims made by Master Landlord against Sublandlord as a result of any breach of this Sublease or the Master Lease by Subtenant.

8.02   Subtenant’s Insurance.

(a)   Subtenant shall, at its own expense, obtain and keep in force at all times during Sublease Term the insurance required to be maintained by the tenant under Section 61.13. of the Master Lease in relation to the Sublease Premises and Subtenant’s activities in or around the Sublease Premises and the Building.

(b)   Sublandlord shall be named as additional insured on all policies required to be carried by Subtenant under this capitalized section.

(c)   Upon the approval of this Sublease by Master Landlord (and thereafter upon request of Sublandlord), Subtenant shall deliver to Sublandlord certificates of insurance evidencing the insurance required to be maintained hereunder.

(d)   If Subtenant fails to procure and maintain the insurance required under this Section 8.02, Sublandlord shall have the option, but not the obligation, to procure and maintain such insurance at Subtenant’s expense. Subtenant shall reimburse Sublandlord within ten (10) days following demand for the costs of said insurance and any such amount shall be Additional Rent and may be collected and enforced in same manner as rent. Subtenant acknowledges that Sublandlord will not carry insurance on Subtenant’s furnishings, fixtures or equipment, and Subtenant agrees that Sublandlord will not be obligated to repair any damage thereto or replace the same whether or not such damage is caused by the acts or omissions of Sublandlord or otherwise.

ARTICLE 9
DEFAULTS

9.01   Subtenant Default. Subtenant shall be in default under this Sublease (“Default”) if:

(a)   Subtenant fails to pay any rent or other amount due under this Sublease within ten (10) days after notice that the same is due;

(b)   Subtenant fails to comply with any provisions of the Master Lease or this Sublease regarding the permitted use of the Sublease Premises and fails to cure such failure within three (3) business days following delivery of notice from Sublandlord or Master Landlord;

(c)   Subtenant fails to comply with any other provision of this Sublease and does not cure such failure within twenty (20) days after delivery of notice from Sublandlord, provided, however, if the nature of such default is such that it cannot be completed cured or remedied within said twenty (20) day period, provided Subtenant diligently commences a cure of such default within said twenty (20) day period and thereafter pursues such cure in good faith and with reasonable diligence, such 20 day cure period shall be extended for such reasonable period of time necessary to cure such default;

(d)   Subtenant violates any of the provisions of Section 10.04; or

(e)   Subtenant commits or permits any default as defined in Article 17 of the Master Lease which is not cured within any notice and/or cure period provided for in said Article 17.

9.02   Remedies for Subtenant Default.

(a)   In the case of a Default by Subtenant, Sublandlord may:

(i)   Terminate this Sublease, recover the Sublease Premises and collect from Subtenant any and all rent remaining to be paid for the entire Sublease Term less any amounts Subtenant proves could reasonably be recouped by re-subletting the Sublease Premises, which difference shall be discounted at a rate equal to one (1) whole percentage point above the discount rate in effect on the date of payment at the Federal Reserve Bank nearest the Building;

(ii)   Elect not to terminate this Sublease and continue to collect all Rent and other sums under this Sublease as they come due;

(iii)   Collect from Subtenant any other actual and reasonable amount of damages (not consequential) resulting from such Default by Subtenant, such as brokerage fees, buildout costs and/or improvement allowances;

(iv)   Cure such Default for or on behalf of Subtenant after five (5) business days’ written notice to Subtenant, whereupon Subtenant shall reimburse to Sublandlord any and all costs and expenses of doing so within ten (10) days of demand, and such amounts shall be deemed to be rent hereunder for all purposes; and/or

(v)   Avail itself of any and all other remedies provided by law, at equity or otherwise.

(b)   The above remedies shall be cumulative and not exclusive.

In the event of a Default by Subtenant hereunder, following Subtenant’s delivery of sole and exclusive possession of the Sublease Premises to Sublandlord, Sublandlord agrees to use commercially reasonable efforts to mitigate its damages, provided, however, Sublandlord shall not be required to expend any amount of money either (a) to alter, remodel or otherwise make the Sublease Premises suitable for use by a proposed Substitute Tenant or (b) for brokerage commissions, so long as Sublandlord has requested and Subtenant has refused to pay any such sum to Sublandlord in advance of Sublandlord’s execution of a substitute sublease with a subtenant (which payment shall not be in lieu of any damages or other sums to which Sublandlord may be entitled as a result of Subtenant’s default under this Sublease).

9.03   Holding Over.   If Subtenant fails to surrender the Sublease Premises upon the expiration or sooner termination of the Sublease Term, this Sublease shall nevertheless terminate as of the expiration or termination date, and Subtenant shall become a tenant at sufferance of Master Landlord. Subtenant shall indemnify and hold Sublandlord harmless from any and all holdover rent or other charges, penalties, damages or costs charged to, imposed upon, suffered or incurred by Sublandlord (including, without limitation, claims made against Sublandlord by Master Landlord or any parties claiming under or through Master Landlord) as a result of Subtenant’s failure to surrender the Sublease Premises on time.

ARTICLE 10
OTHER PROVISIONS

10.01   Notices.   Any notice required or permitted to be given hereunder shall be in writing and shall be sent by hand delivery, or by nationally recognized overnight express carrier addressed to the respective parties at the respective addresses noted below. Any such notice shall be deemed to be delivered upon actual receipt (or refusal to accept delivery) thereof. Either party may, by notice in writing so delivered to the other, specify a different address for notice purposes.

Sublandlord:	Subtenant:

c/o Friedman, Billings Ramsey & Co., Inc.	Innovive Pharmaceuticals, Inc.
1001 19th Street North, Suite 700	787 Seventh Avenue, 48th Floor
Arlington, Virginia 22209	New York, New York 10019
Attention: Mr. John Knox

With a copy of default notices to:	With a copy of default notices to:

Richard F. Levin, Esq.	Gary J. Strauss, Esq.
Grossberg, Yochelson, Fox & Beyda, LLP	Gerstein Strauss & Rinaldi LLP
2000 L Street, NW, Suite 675	57 West 38th Street, 9th Floor
Washington, D.C. 20036	New York, New York 10018

10.02   Signs.   Subtenant shall place no sign, advertisement or notice visible from outside the Sublease Premises without prior written consent of Master Landlord. The size, color, style and design of any such signage shall be acceptable to Master Landlord and Sublandlord (in their sole discretion), and such signage shall be at the sole cost and expense of Subtenant. Sublandlord shall cooperate with Subtenant in transferring the 20 building directory listings provided Sublandlord in Section 73 of the Master Lease, recognizing that Subtenant shall be responsible for all costs and expenses charged by Master Landlord in transferring (or changing) such building listings.

10.03   Transfers.

(a)   Sublandlord may assign, transfer or convey this Sublease without any need to obtain the consent or approval of Subtenant, provided, however, that Sublandlord shall provide written notice to Subtenant of such assignment, transfer or conveyance promptly following the same.

(b)   Subtenant shall not assign, encumber or in any way transfer this Sublease, nor further sublet all or any part of the Sublease Premises, whether voluntarily, involuntarily or by operation of law, nor permit the use or occupancy of all or art of the Sublease Premises by anyone other than Subtenant (collectively, “Transfer”), without Sublandlord’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Subject to Master Landlord’s consent, Subtenant shall have the right to permit up to twenty percent (20%) of the rentable area of the Sublease Premises to be occupied, or used for desk space, mailing privileges, or otherwise to any person or entity which has a business relationship with Subtenant.

(c)   If Subtenant shall sublease the Sublease Premises or assign this Sublease to anyone for rents, additional charges related to the value of the Sublease or other consideration which for any period shall exceed the Rent payable under this Sublease for the same period, Subtenant shall pay to Sublandlord, as Additional Rent hereunder, fifty percent (50%) of any such rents, additional charges, fees or other consideration (net of any expenses of Subtenant reasonably related to making the Sublease Premises available for the sublessee or the assignee such as brokerage fees, reasonable attorneys’ fees, work improvements and improvement allowances) which is in excess of the Rent accruing during the Sublease Term (the “Transfer Premium”), recognizing that any sums payable by Subtenant to Master Landlord under the Master Lease shall also be subtracted from the Transfer Premium. The sums payable under this Section 10.04(c) shall be paid to Sublandlord as Additional Rent as and when payable by the subtenant or assignee to Subtenant. It is expressly recognized and agreed that the terms and provisions of this Section 10.03(c) shall not be applicable in connection with a Permitted Transfer (defined below) or to a sale of stock described in the last sentence of Section 10.03(d) below.

(d)   So long as Subtenant is not entering into the Permitted Transfer (defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Subtenant may assign its entire interest under this Sublease or sublease all or a portion of the Sublease Premises, without the consent of Sublandlord, to (i) an affiliate, subsidiary, or parent of Subtenant, or a corporation, partnership or other legal entity controlled by Subtenant (collectively, an “Affiliated Party”), (ii) a successor to Subtenant by asset acquisition, capital stock purchase, merger, consolidation or reorganization, (iii) during the first two (2) Sublease Years, Paramount Biocapital Investments, LLC, a Delaware limited liability company (“Paramount”), an Affiliated Party of Paramount, a successor to Paramount by asset acquisition, capital stock purchase, merger, consolidation or reorganization, or an Affiliated Party of any such successor, or (iv) Lindsay Rosenwald or any entity in which Lindsay Rosenwald has at least a fifty-one percent (51%) ownership interest in, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer”): (1) Subtenant is not in default under this Sublease beyond the expiration of any applicable cure period; (2) Subtenant shall give Sublandlord written notice at least ten (10) days prior to the effective date of the proposed commencement of the assignment (except in any instance where such prior notice would violate applicable laws, particularly those promulgated by the Securities Exchange Commission, in which case notice shall be given as soon as permissible after such public notice is permissible); (3) with respect to a proposed Permitted Transfer to an Affiliated Party (defined below), Subtenant continues to have a net worth which is at least equal to the greater of Subtenant’s net worth at the date of this Sublease or Subtenant’s net worth as of the day prior to the Permitted Transfer; and (4) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Subtenant ceasing to exist as a separate legal entity, (a) Subtenant’s successor shall own all or substantially all of the assets of Subtenant, and (b) Subtenant’s successor shall have a net worth which is at least equal to the greater of Subtenant’s net worth at the date of this Sublease or Subtenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Subtenant’s notice to Sublandlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Sublandlord, Subtenant’s successor shall sign a commercially reasonable form of assumption agreement, which assumption agreement shall not obligate such successor to assume any additional obligations as the Subtenant hereunder beyond those provided for in this Sublease. As used herein, (A) “parent” shall mean a company which owns a majority of Subtenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Subtenant or at least thirty-three percent (33.0%) of whose voting equity is owned by Subtenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Subtenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Sublease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Sublease other than to an entity permitted above for which no consent is required, such sale or transfer shall be deemed to be a transfer requiring the consent of Sublandlord hereunder. Notwithstanding anything in this Sublease to the contrary, Subtenant shall be permitted to sell its stock in connection with private placement offerings or on a recognized security exchange (i.e NYSE, AMEX or NASDAQ) without the consent of Sublandlord.

(e)   In no event shall the original named Tenant hereunder or the Guarantors (defined below) be relieved of any liability hereunder by reason of any assignment of this Sublease, provided, however, the foregoing is not intended to modify the provision under which Paramount (as defined in the Guaranty) may be relieved of liability under the Guaranty.

(f)   Notwithstanding Sublandlord’s consent, any proposed Transfer shall also be subject to the consent of Master Landlord under applicable provisions of the Master Lease.

10.04   Attorney’s Fees.   In the event of any action or proceeding brought by either party hereto against the other based upon or arising out of any breach of the terms and conditions hereof, the prevailing party shall be entitled to recover all costs, including reasonable attorneys’ fees, from the other.

10.05   Quiet Enjoyment.   Sublandlord represents that the Master Lease is in full force and effect and that, to the best of Sublandlord’s knowledge, there are no defaults on Sublandlord’s part under the Master Lease as of the date of this Sublease. Sublandlord agrees that, subject to the provisions of this Sublease and the Master Lease, so long as Subtenant is not in default hereunder or breach hereof, Subtenant shall quietly enjoy the Sublease Premises for the Sublease Term.

10.06   Waiver.   The waiver by a party of a breach of any term in this Sublease shall not be deemed to be a waiver of any subsequent breach of the same or any other term of this Sublease. The subsequent acceptance of rent by Sublandlord or payment of rent by Subtenant shall not be deemed to be a waiver of any preceding breach by the other party of any term of this Sublease, other than the failure of Subtenant to pay the particular rental so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time Sublandlord accepts such rent.

10.07   Brokers’ Fees.   Subtenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Sublease other than CB Richard Ellis (“Sublandlord’s Broker”) and Winoker Realty Company, Inc. (“Subtenant’s Broker”). Subtenant shall indemnify and hold Sublandlord harmless from any cost, reasonable expense or liability (including, without limitation, costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent on behalf of Subtenant in connection with this Sublease other than Sublandlord’s Broker and Subtenant’s Broker. Sublandlord shall indemnify and hold Subtenant harmless from any cost, reasonable expense or liability (including, without limitation, costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent on behalf of Sublandlord in connection with this Sublease other than Sublandlord’s Broker and Subtenant’s Broker. Sublandlord agrees to compensate Sublandlord’s Broker and Subtenant’s Broker pursuant to the terms and conditions of a separate written agreement.

10.08   Entire Agreement.   This Sublease, including all exhibits hereto, contains the entire agreement between the parties with respect to the subject matter herein, and no representations, inducements, promises or agreements, oral or otherwise, not expressly stated herein shall be of any force or effect.

10.09   Submission.   Submission of this instrument for examination or signature by Subtenant shall not be construed as an offer and shall not be effective as a Sublease or otherwise until executed by both Subtenant and Sublandlord, and a fully-executed original delivered to Subtenant.

10.10   Authority and Counterparts.   Each party represents and warrants that its respective signatory is duly authorized to execute and deliver this Sublease, and to bind the person for which such signatory signs. This Sublease may be signed in counterparts, each of which shall be equivalent to a signed original, and which together shall form one and the same instrument.

10.11   Successors and Assigns.   Each provision hereof shall be binding on and inure to the benefit of the parties and their respective agents, employees, successors and permitted assigns, provided that other than in connection with a Permitted Transfer this Sublease shall not inure to the benefit of any assignee or transferee of Subtenant except with Sublandlord’s and Master Landlord’s written consent.

10.12   Governing Law and Jurisdiction.   This Sublease shall be governed by the laws of the State of New York (without regard to conflicts of laws principles).

10.13   Guaranty.   Paramount, and Steven Kelly (collectively, the “Guarantors”) have joined in the execution and delivery to Sublandlord of that certain Guaranty in the form attached hereto and made a part hereof being designated as Exhibit “B” (herein the “Guaranty”), for the purpose of guaranteeing certain of the obligations, duties and covenants of the Subtenant under this Sublease, subject to the limitations set forth in such Guaranty. Subtenant represents and warrants to Sublandlord that both of the Guarantors are materially benefited by reason of the provision of this Sublease to Subtenant. The parties recognize and agree that Sublandlord has materially relied upon such Guaranty and the financial statements of Guarantors heretofore delivered to Sublandlord in its execution and delivery of this Sublease. Subtenant hereby represents and warrants to Sublandlord that such financial statement is true and correct in all material respects as of the date designated therein and that to its knowledge, no change has occurred to the assets or liabilities of the Guarantor since the date of such statement which would render such statement to be misleading in any material respect.

[signatures on next page]

IN WITNESS WHEREOF the parties have executed this Sublease as of the date first above written.

SUBLANDLORD:

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
a Virginia corporation

By:_____________________________
      _____________________________
(print name)
Its:_____________________________
(print title)

Address:
Friedman Billing Ramsey & Co., Inc.
1001 19th Street North, Suite 700
Arlington, Virginia 22209

A copy of each notice of default shall also be sent to:

Richard F. Levin, Esq.
Grossberg, Yochelson, Fox & Beyda, LLP
2000 L Street, NW, Suite 675
Washington, D.C. 20036

SUBTENANT:

INNOVIVE PHARMACEUTICALS, INC.,
a Delaware corporation

By:_____________________________
Steven Kelly, President

Address:
      _____________________________
      _____________________________
      _____________________________

LIST OF EXHIBITS:

Exhibit A: Master Lease
Exhibit B: Guaranty
Exhibit C: Letter of Credit

EXHIBIT A
MASTER LEASE

EXHIBIT B

GUARANTY

In order to induce FRIEDMAN, BILLINGS, RAMSEY, GROUP, INC., (“Sublandlord”) to execute and deliver that certain Sublease (the “Sublease”) between Sublandlord and INNOVIVE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) for the premises (the “Sublease Premises”) more particularly described in the Sublease, and in consideration thereof, the undersigned PARAMOUNT BIOCAPITAL INVESTMENTS, LLC, a Delaware limited liability company (“Paramount”) and STEVEN KELLY, an individual (“Individual Guarantor”)) (Paramount and the Individual Guarantor are collectively referred to herein as the “Guarantor”) hereby unconditionally, absolutely and irrevocably guaranty to Sublandlord, and its successors and assigns, the prompt and full payment by Subtenant of each and every item of Base Rent, Operating Payments, Tax Payments and Electricity to be paid by Subtenant under the Sublease, together with any and all costs and expenses, including reasonable attorneys’ fees, which may be incurred by Sublandlord in connection with any default beyond any applicable notice or grace period by Subtenant under the Sublease or enforcing the Sublease and/or this Guaranty (collectively the “Obligations”). Guarantor expressly acknowledges that he, she or it has reviewed the Sublease and understands the same. If there is more than one Guarantor, the terms and conditions of this Guaranty shall apply to all Guarantors jointly and severally. The liability of Guarantor is coextensive with that of Subtenant and also joint and several, and legal action may be brought against Guarantor and carried to final judgment either with or without making Subtenant or any assignee or successor thereof as a party thereto.

The undersigned further covenants and agrees that Sublandlord may at any time or from time to time, in its sole and absolute unfettered discretion, without notice to the undersigned:

(a)   Extend, or provided any change does not accelerate in any material manner the date due for rental payments, change the time of payment of any rent due under the Sublease or any other payment required to be made by Subtenant under said Sublease, or the manner, place, or terms of performance or observance of any of the terms, covenants, conditions, provisions or obligations to be kept, observed or performed by Subtenant under the Sublease; and/or

(b)   Modify any of the terms, covenants, conditions or provisions of the Sublease, or waive compliance with any of the terms, covenants, conditions, provisions or obligations under the Sublease, provided, however, that in the event there are any material changes in the financial obligations of Subtenant under the Sublease which are not approved in writing by Paramount, Paramount’s liability shall be limited to the financial obligations contained in the original Sublease and any amendments approved in writing by Paramount.

Payment by the undersigned under this Guaranty is to be made without requiring any proceedings to be taken against Subtenant for the collection of any amounts owed by Subtenant under the Sublease. The undersigned hereby completely and fully waives (a) notice of acceptance of this Guaranty, (b) presentment for payment, (c) notice of dishonor or default of Subtenant under the Sublease, (d) protest and notice of protest thereof, (e) any right of setoff, counterclaim or deduction against amounts due under this Guaranty, (f) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or prior performance, and (g) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

Without limiting the generality of the foregoing, the liability of the undersigned under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by (a) reason of any waiver or failure to enforce or delay in enforcing any of the Obligations, or (b) the granting of any indulgence or extension of time to Subtenant, or (c) the assignment of the Sublease, or the subletting of the Sublease Premises by Subtenant, with or without Sublandlord’s consent, or (d) the expiration of the Sublease Term, or (e) if Subtenant holds over beyond the Sublease Term, or (f) any merger or reorganization of the release or discharge of Subtenant or any other guarantor in any voluntary or involuntary receivership, bankruptcy, winding-up or other creditors’ proceedings, or (g) the rejection, disaffirmance or disclaimer of the Sublease by any party in any action or proceeding, or (h) the release of any collateral held for the Obligations or release of the Guarantor or any other guarantor, or (i) any defect or invalidity of the Sublease. The liability of the Guarantor shall not be affected by any repossession, re-entry or re-letting of the Sublease Premises by Sublandlord.

This Guaranty shall be binding upon the undersigned, his or its respective successors, assigns, personal or legal representatives and heirs, and shall inure to the benefit of Sublandlord and Sublandlord’s successors and assigns.

This Guaranty shall remain in full force and effect until the payment of all of the Obligations (whether or not the Sublease shall have been terminated). Until the payment of all the Obligations, Guarantor: (a) shall have no right of subrogation against Subtenant by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor under this Guaranty; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Subtenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor under this Guaranty; and (c) subordinates any liability or indebtedness of Subtenant now or hereafter held by Guarantor to the obligations of Subtenant to the Sublandlord under the Sublease.

The terms, covenants, conditions and obligations contained in this Guaranty may not be waived, changed, modified, discharged, or abandoned, except by agreement in writing, signed by the party or parties against whom enforcement of any waiver, change, modification, discharge or abandonment is sought. Guarantor agrees that it will, from time to time, within ten (10) days after Sublandlord’s request, execute and deliver a statement certifying that this Guaranty is unmodified and in full force and effect (if such statement is correct).

All notices or other communications to be provided pursuant to this Guaranty shall be in writing and shall be deemed to be properly served if sent by registered or certified mail or Federal Express or similar courier service with overnight delivery or via professional messenger service (with receipt therefor) or by certified or registered mail, return receipt requested, (i) if to Sublandlord, c/o Friedman Billing Ramsey & Co., Inc., 1001 19th Street North, Suite 700, Arlington, Virginia 22209, and (ii) if to Guarantor, at the address set forth below, together with a copy of default notices to: Gerstein Strauss & Rinaldi LLP, 57 West 38th Street, NY, NY 10018, 9th floor, Attn: Gary J. Strauss, Esq. All notices or other communications to be provided pursuant to this Guaranty sent by certified or registered mail, return receipt requested, first-class postage prepaid shall be deemed effective when they are mailed, otherwise such notices shall be effective upon receipt.

Waiver of Jury Trial.   GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY ON ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN SUBLANDLORD AND GUARANTOR OR THEIR SUCCESSORS, ASSIGNS, PERSONAL OR LEGAL REPRESENTATIVES AND HEIRS UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF ITS PROVISIONS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT SUBLANDLORD NOR ANY PERSON ACTING ON BEHALF OF SUBLANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT HE, SHE OR IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS GUARANTY WITH LEGAL COUNSEL.

Notwithstanding anything in this Guaranty to the contrary, the Individual Guarantor liability hereunder shall be limited to the payment of

(a)   the rentals payable by Subtenant under the Sublease for the period elapsing during the Sublease Term through the date of Subtenant’s surrender to Sublandlord of, or recovery by Sublandlord of, sole and exclusive possession of the Sublease Premises, plus

(b)   the reasonable attorneys fees and court costs incurred to enforce the Sublandlord’s rights against the Individual Guarantor (the “Enforcement Obligation”).

In the event of a Transfer, provided Subtenant is not then in default under the Sublease beyond the expiration of any applicable cure period, Sublandlord shall release the Individual Guarantor of all further liability hereunder in the event a principal of the transferee, reasonably acceptable to Sublandlord, agrees to assume the obligations of the Individual Guarantor hereunder and to execute such documents as are reasonably necessary in Sublandlord’s reasonable judgment to confirm such assumption.

Notwithstanding anything in this Guaranty to the contrary, provided there is then no Default by Subtenant under the Sublease, Paramount shall be fully relieved of all liability under this Guaranty upon the earlier of (i) the expiration of the second Sublease Year (as defined in the Sublease) or (ii) the date Sublandlord is provided reasonably satisfactory evidence that following the date of the Sublease Subtenant has closed on financing which provides Subtenant net proceeds of not less than Five Million Dollars ($5,000,000.00).

IN WITNESS WHEREOF, the undersigned has executed this Guaranty under seal as of the _____ day of February, 2005.

GUARANTOR(S):

PARAMOUNT BIOCAPITAL INVESTMENTS, LLC

______________________________	By:	______________________________ (SEAL)
Witness:_______________________		Name:______________________________
Title:______________________________

Address: 787 Seventh Avenue, 48th Floor New York, New York 10019

______________________________	______________________________ (SEAL)
Witness:_______________________	Steven Kelly
Social Security #: ###-##-####
Home Address: 83 Mercer Street, #3
New York, New York 10012

EXHIBIT C

LETTER OF CREDIT

FLEET NATIONAL BANK
FLEET GLOBAL TRADE OPERATIONS
STANDBY UNIT
1 FLEET WAY
SCRANTON, PA 18507-1999

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ____________________________________

BENEFICIARY: FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation

APPLICANT: INNOVIVE PHARMACEUTICALS, INC., a __________ corporation

AMOUNT: $104,994.00
EXPIRY DATE:
EXPIRE PLACE: OUR COUNTERS

GENTLEMEN:

WE HEREBY ISSUE THIS IRREVOCABLE LETTER OF CREDIT NO. __________ IN YOUR FAVOR, FOR THE ACCOUNT OF __________ FOR UP TO AN AGGREGATE AMOUNT OF ONE HUNDRED FOUR THOUSAND NINE HUNDRED NINETY-FOUR AND NO/100 U.S. DOLLARS ($104,994.00) AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. BENEFICIARY’S WRITTEN, DATED STATEMENT ON BENEFICIARY LETTERHEAD PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER/ REPRESENTATIVE READING:

QUOTE

(A) BENEFICIARY IS PERMITTED TO DRAW ON THIS LETTER OF CREDIT UNDER THE EXPRESS TERMS OF THE SUBLEASE DATED __________, BY AND BETWEEN __________ AND __________, AND (B) THE AMOUNT OF THE ACCOMPANYING SIGHT DRAFT DOES NOT EXCEED THE AMOUNT THAT THE BENEFICIARY IS AUTHORIZED TO DRAW UNDER THIS LETTER OF CREDIT AS PER THE EXPRESS TERMS OF THE SAID LEASE DUE TO A DEFAULT BT APPLICANT UNDER SAID LEASE BEYOND ANY APPLICABLE GRACE AND NOTICE PERIOD.

UNQUOTE

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILBLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FROM THE CURRENT OR ANY FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SHALL NOTIFY THE BENEFICIARY IN WRITING, VIA REGISTERED MAIL, AT THE ABOVE LISTED ADDRESS OF OUR INTENTION NOT TO RENEW THIS LETTER OF CREDIT.

IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRATION DATE OF __________

DRAFT(S) MUST STATE: “DRAWN UNDER FLEET NATIONAL BANK STANDBY L/C NO. __________ DATED _______________.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF ARTICLE 48 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

SHOULD BENEFICIARY WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY’S FIRM, WITH SUCH AUTHORIZED SIGNATORY’S SIGNATURE NOTARIZEDAND SUBJECT TO APPLICANT’S PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES OF 1/4 OF 1% MINIMUM $ 250.00.

DRAFTS AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE PERSONALLY OR BY FACSIMILE ADDRESSED: FLEET NATIONAL BANK, ONE FLEET WAY, SCRANTON, PA 18507-1999, ATTN: TRADE SERVICES DEPT. - STANDBY UNIT, FAX NO: ____________.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

EXHIBIT “D”
MASTER LANDLORD CONSENT

To be attached